Exhibit 99.1

FOR IMMEDIATE RELEASE

Alphatec Announces Preliminary Fourth Quarter and Full Year 2017

Revenue and Corporate Updates

CARLSBAD, Calif., January 8, 2018 – Alphatec Holdings, Inc. (“Alphatec” or the “Company”) (Nasdaq: ATEC), a provider of innovative spine surgery solutions with a mission to improve patient lives through the relentless pursuit of superior outcomes, today announced preliminary estimates of revenue for the fourth quarter and full year ended December 31, 2017. The Company also provided several corporate updates.

Preliminary, Unaudited Revenue

	Quarter Ended December 31, 2017	Year Ended December 31, 2017

Total revenue	$25.9 million to $26.3 million	$101.4 million to $101.8 million
U.S. commercial revenue	$20.8 million to $21.0 million	$86.8 million to $87.0 million

During the fourth quarter, preliminary U.S. commercial sales generated by dedicated agents and distributors expanded to more than 40%, in line with expectations, and up significantly from about 5% at the start of the year.

The Company ended the year with a cash balance of approximately $22.5 million. Operating cash burn improved for the fourth consecutive quarter.

“The fourth quarter marked continued execution of our strategy to build top line predictability and sustainability by strengthening the ATEC distribution channel,” said Terry Rich, Chief Executive Officer of Alphatec.  “Our team has substantial work ahead of us as we transform Alphatec, but I am confident that our unmatched organizational spine expertise and relentless dedication to better surgical outcomes will drive continued progress in this new year.”

Closing of Equity Investments in Alphatec Common Shares

In December 2017, the Company generated cash proceeds of $4.0 million as the result of personal financial commitments made by Patrick Miles and Quentin Blackford pursuant to common stock purchase agreements granted in conjunction with their appointments on October 2, 2017. Per the agreements, Mr. Miles purchased 1.3 million shares of common stock and Mr. Blackford purchased 0.4 million shares of common stock, all at a purchase price of $2.26 per share (the consolidated closing bid price of Alphatec common shares on September 29, 2017).

Additional Spine-Experienced Talent Joins Leadership Team

Lance DeNardin Named Area Vice President, West

DeNardin strengthens Alphatec’s distribution channel in the West, contributing his 30 years of expertise in the spine and medical device industry to the sales and distribution transformation that is well underway.  DeNardin has held marketing and sales leadership roles in spine since the mid-1980s, with Stryker, Medtronic and Lanx, Inc., where he was Senior Vice President, responsible for converting the company’s distribution channel to dedicated representation. Most recently, DeNardin was Co-Founder of CareCycle Solutions, an operating room fluid management reprocessing company, and a Partner at Genesis Medical Solutions, LLC, a medical management consulting company.

Michael Dendinger Named Vice President of Operations

Dendinger brings over 20 years of finance, supply chain, and operations experience to the Alphatec operational functions.  He joins the Company from NuVasive, Inc., where he served most recently as Director of Global Operations, following roles as NuVasive’s Ireland Managing Director and Supply Chain Director.  Prior to joining NuVasive, Dendinger held various supply chain and financial management roles at Cymer, Inc. and Intel Corporation.

Scott Lish Named Vice President of Development

With over ten years of experience designing and developing spine and orthopedic solutions, Lish will drive continued advancement of Alphatec’s surgical outcome-focused innovation.  Lish joins Alphatec from NuVasive, Inc., where he was most recently the Director of Development, after advancing through various development and engineering roles during his eight-year tenure.  Prior to joining NuVasive, Lish held engineering roles with Zimmer Dental and Toppan Optical Products, Inc.

Inducement Awards Granted

As an inducement to entering into employment with the Company, the Compensation Committee of the Board of Directors of Alphatec approved the following inducement grants under under Alphatec’s 2016 Employment Inducement Award Plan (the "Plan"):

•	Mr. DeNardin: 25,000 restricted stock units (“RSUs”) and an option to purchase 25,000 shares of common stock at a strike price of $2.49 per share, the fair market value on the grant date.
•	Mr. Dendinger: 25,000 RSUs and an option to purchase 25,000 shares of common stock at a strike price of $3.63 per share, the fair market value on the grant date.
•	Mr. Lish: 25,000 RSUs and an option to purchase 25,000 shares of common stock at a strike price of $3.63 per share, the fair market value on the grant date.

The Compensation Committee approved the grants to Messrs. Dendinger and Lish on November 7, 2017, and the grant to Mr. DeNardin on December 11, 2017. Under the Plan, the RSUs will vest in equal installments annually over four years, assuming in each case the employee remains continuously employed by Alphatec as of such vesting date. In addition, the RSUs will fully vest upon a change in control of Alphatec. The stock options will vest over four years, with 25% of the options vesting on the first anniversary of the date of grant and the remainder of the options vesting monthly over the subsequent three years, assuming in each case the employee remains continuously employed by Alphatec as of such vesting date. In addition, the options will fully vest upon a change in control of Alphatec.

Alphatec is providing this information in accordance with NASDAQ Listing Rule 5635(c)(4).

About Alphatec Holdings, Inc.

Alphatec Holdings, Inc., through its wholly owned subsidiary Alphatec Spine, Inc., is a medical device company that designs, develops, and markets spinal fusion technology products and solutions for the treatment of spinal disorders associated with disease and degeneration, congenital deformities, and trauma. The Company's mission is to improve lives by providing innovative spine surgery solutions through the relentless pursuit of superior outcomes. The Company markets its products in the U.S. via independent sales agents and a direct sales force.

Additional information can be found at www. atecspine.com.

Disclosure Regarding Preliminary Unaudited Results

The preliminary financial results presented above reflect Alphatec’s estimates based solely upon information available to it as of the date hereof, is not a comprehensive statement of its financial results or position as of or for the three months and full year ended December 31, 2017, and has not been audited, reviewed or compiled by its independent registered public accounting firm, Mayer Hoffman McCann P.C. (“MHM”). Accordingly, MHM does not express an opinion or any other form of assurance with respect thereto. Alphatec’s actual fourth quarter and full year results may differ materially from these estimates. Accordingly, investors should not place undue reliance upon these estimates.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward-looking statements include the references to the Company’s strategy in significantly repositioning the Alphatec brand and turning the Company into a growth organization.  The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to:  the uncertainty of success in developing new products or products currently in the Company’s pipeline; the uncertainties in the Company’s ability to execute upon its strategic operating plan; the uncertainties regarding the ability to successfully license or acquire new products, and the commercial success of such products; failure to achieve acceptance of the Company’s products by the surgeon community, including Battalion and Arsenal Deformity; failure to obtain FDA or other regulatory clearance or approval for new products, or unexpected or prolonged delays in the process; continuation of favorable third party reimbursement for procedures performed using the Company’s products; unanticipated expenses or liabilities or other adverse events affecting cash flow or the Company’s ability to successfully control its costs or achieve profitability; uncertainty of additional funding; the Company’s ability to compete with other competing products and with emerging new technologies; product liability exposure; an unsuccessful outcome in any litigation in which the Company is a defendant; patent infringement claims; claims related to the Company’s intellectual property and the Company’s ability to meet its financial obligations under its credit agreements and the Orthotec settlement agreement. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement.  A further list and description of these and other factors, risks and uncertainties can be found in the Company's most recent annual report, and any subsequent quarterly and current reports, filed with the  Securities and Exchange Commission. Alphatec disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Investor/Media Contact:

Lee Roth / Emma Poalillo

The Ruth Group

(646) 536-7000

alphatec@theruthgroup.com

Company Contact:

Jeff Black

Executive Vice President and Chief Financial Officer

Alphatec Holdings, Inc.

ir@atecspine.com

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